Exhibit 99.1

FOR RELEASE:	August 5, 2020

Mark A. Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP REPORTS

SECOND QUARTER 2020 EARNINGS

DUNN, NC . . . Select Bancorp, Inc. (NASDAQ: SLCT) (the “Company”), the holding company for Select Bank & Trust Company, today reported net income for the quarter ended June 30, 2020 of $681,000 with basic and diluted earnings per share of $0.04, compared to net income of $3.4 million with basic and diluted earnings per share of $0.18 for the comparative quarter ended June 30, 2019. The decrease in net income in the second quarter of 2020 compared to the second quarter of 2019 was primarily attributable to a provision for loan losses of $1.9 million compared to a recovery of loan losses of $207,000 for the same period in 2019. The increase in the provision for loan losses was primarily due to factors associated with the economic impact of the COVID-19 pandemic. In addition, we incurred $709,000 of expenses related to the acquisition of three branches from First Citizens Bank during the quarter. We also incurred expenses of $265,000 associated with new branches in Cornelius, North Carolina (Charlotte area) and Holly Springs, North Carolina (Raleigh area).

Total assets, deposits, and gross loans for the Company as of June 30, 2020 were $1.6 billion, $1.3 billion, and $1.2 billion, respectively, compared to total assets of $1.3 billion, total deposits of $1.0 billion, and total loans of $997.1 million as of the same date in 2019.

Comments of the Chief Executive Officer and Other Matters

William Hedgepeth, President and Chief Executive Officer, stated regarding the 2nd quarter of 2020, “We continue to navigate the challenges that we are facing during this unprecedented crisis caused by the COVID-19 pandemic. Our customers, employees, shareholders, families and friends have been deeply affected by the pandemic and the future is uncertain. However, Select Bank & Trust is positioned and prepared to assist our customers and employees. Our capital position, liquidity and asset quality are sound at this time and we believe sufficient to navigate the COVID-19 pandemic in the coming weeks and months. We have assisted our customers with Paycheck Protection Program, or PPP, small business loans and COVID-19 loan modifications where necessary. We originated over 1,200 PPP loans totaling approximately $97.0 million. Over 65% or 831 of these loans were at or below $50,000. We granted over 475 COVID-19 loan modifications totaling approximately $240.0 million. Our employees and board of directors are committed to assisting our customers, employees and communities through this crisis. Our employees have worked extremely hard this year, and for many years preceding this crisis, to place Select Bank & Trust in a position to support our customers, employees and communities as we move forward in this unusual time.”

Hedgepeth continued, “We also acquired three branches from Entegra Bank, a division of First Citizens Bank, in the western part of North Carolina in mid-April. The pandemic challenged us to get creative with how we would normally convert systems, train team members and successfully open three new branches, but we effectively converted all three branch facilities, the systems and the employees, and we are very proud of the teams’ efforts. We are pleased to have the branches officially in our network now, located in Franklin, Highlands, and Sylva, North Carolina.”

Other matters of interest to shareholders are:

•	The Company repurchased 193,138 shares of its common stock during the second quarter of 2020 under a repurchase plan authorized by the Board of Directors in 2019. The Company may repurchase up to an additional 42,002 shares of its common stock under the repurchase plan.
•	Loan growth was approximately $210.5 million in the second quarter of 2020, which consisted of $103.3 million in loans acquired from First Citizens in connection with the acquisition of three western North Carolina branches, plus $95.1 million in PPP loans and $12.1 million in net organic loan growth.
•	Deposit growth was approximately $356.1 million in the second quarter of 2020, which consisted of $185.5 million in deposits acquired from First Citizens in connection with the branch acquisition and $170.6 million in net organic growth.
•	With the closing of the acquisition of three western North Carolina branches on April 17, 2020, our total assets are in excess of $1.6 billion.

Net Interest Income and Net Interest Margin

Net interest income was $11.9 million for the second quarter of 2020 and $11.7 million for the same period in 2019. On a comparative quarter basis, the Company’s total interest income was positively affected by increased loan balances due to growth which was offset by a decreasing yield, a decrease in securities balances and lower yielding loans plus the reduction in other earning assets at a lower yield. Average total interest-earning assets were $1.4 billion in the second quarter of 2020 and $1.2 billion for the same period in 2019. The yield on those assets decreased 83 basis points, from 5.05% in the second quarter of 2019 to 4.22% for the same period in 2020. This was primarily due to lower rates on recently originated loans and PPP loans along with deferral modifications on loans due to COVID-19 on a comparative quarter basis. When compared to the first quarter of 2020, average total interest-earning assets were $1.4 billion in the second quarter of 2020 and $1.1 billion for the first quarter of 2020. The yield on those assets decreased 76 basis points, from 4.98% in the second quarter of 2019 to 4.22% for the same period in 2020.

The Company’s average interest-bearing liabilities increased by $147.7 million, to $935.8 million for the quarter ended June 30, 2020, from $788.1 million for the second quarter of 2019. Low-cost savings, NOW and money market deposits increased $164.3 million while the cost of transactional deposits increased from 0.52% to 0.54%, or 2 basis points year over year. The cost of total deposits decreased from 1.33% in the second quarter of 2019 to 1.02% in the second quarter of 2020 due to the decrease in the cost of time deposits. During the second quarter of 2020, the Company’s net interest margin was 3.45% and net interest spread was 3.08%. In the second quarter of 2019, net interest margin was 4.06% and net interest spread was 3.59%.

Provision for Loan Losses and Asset Quality

During the second quarter of 2020, the Company recorded a provision for loan losses of $1.9 million, based primarily on loan growth and adjustments to qualitative allowance factors. There was a 0.12% allowance applied to all loan pools for factors related to the potential economic impact of the COVID-19 pandemic. Additionally, due to the COVID-19 pandemic, we increased our reserve an additional 5 basis points in response to qualitative factors for gross domestic product, peer group delinquency, and North Carolina unemployment in all loan pools. As a result, $1.1 million of the $1.9 million provision was attributable to the impact COVID-19 on the reserve’s increase. We granted payment extensions on approximately 491 commercial and consumer loans totaling approximately $240.2 million related to the impact of COVID-19. As of the date of this filing, there are approximately 137 loans totaling $83.1 million remaining on modification. On a comparative-quarter basis, the Company recorded a recovery of loan losses of $207,000 for the second quarter of 2019. In the second quarter of 2020, the Company recorded net charge-offs of $515,000 compared to net charge-offs of $0 in the second quarter of 2019. These charge-offs resulted in a net charge-off rate of 0.16% of average loans for the current quarter, compared to a net charge-off rate of 0.00% in the second quarter of 2019.

Non-interest Income

Non-interest income for the quarter ended June 30, 2020 was $1.4 million, an increase of $83,000 from $1.3 million in the second quarter of 2019. Service charges on deposit accounts decreased $78,000, to $206,000 for the quarter ended June 30, 2020, from $284,000 for the second quarter in 2019. Other non-deposit fees and income increased $36,000 from the second quarter of 2019 to the second quarter of 2020. Fees of $235,000 from presold mortgages and $120,000 from SBA loans totaled $355,000 in the year-over-year comparison, which represented an increase of $124,000 from the $230,000 of fees in the second quarter of 2019. The Company did not sell any investment securities in the second quarter of 2020 or 2019.

Non-interest Expense

Non-interest expenses increased by $1.7 million to $10.5 million for the quarter ended June 30, 2020, from $8.8 million for the same period in 2019. In general, most categories of non-interest expenses increased, primarily due to an increase in the number of branches. The following are highlights of the significant categories of non-interest expenses during the second quarter of 2020 versus the same period in 2019:

•	Personnel expenses increased $755,000 to $5.8 million, due to additional personnel and cost-of-living increases.
•	Occupancy expenses increased $64,000 to $986,000, primarily due to additional branches, repairs and maintenance and increased rent expense due to normal rent escalation.
•	Integration-related expenses increased $602,000 to $709,000, due to the acquisition of three branches in western North Carolina.
•	Core Deposit Intangible (“CDI”) expense decreased $10,000 to $195,000 due to amortization.
•	Information systems expense increased by $95,000 to $972,000 due to increased expenses related to a new mobile banking platform, increased number of users and security cost for the core processing system.
•	Professional fees decreased by $32,000 to $451,000.
•	Deposit insurance expenses decreased by $14,000 to $76,000 due to premium credit.

Income Taxes

The Company’s effective tax rate was 18.0% and 22.0% for the quarters ended June 30, 2020 and 2019, respectively.

Balance Sheet

Total assets at June 30, 2020 were $1.6 billion, an increase of $302.2 million or 22.9% from a year earlier. Gross loans at June 30, 2020 were $1.2 billion, up $252.9 million or 25.4% from a year earlier, and total deposits were $1.3 billion, an increase of $308.5 million or 29.9% from a year earlier.

Retail deposits (excluding brokered deposits and internet time deposits) grew at a rate of 60.4% or $357.0 million as of June 30, 2020 compared to the same period in 2019. Deposits increased $97.2 million due to the PPP loan program. Wholesale deposits decreased from $16.9 million at June 30, 2019 to $7.2 million at June 30, 2020 as we continue emphasizing core deposit growth to replace wholesale deposits.

Completion of Acquisition of Three Branches in Western North Carolina

On April 17, 2020, the Company’s subsidiary, Select Bank & Trust, completed its acquisition of three branches from Entegra Bank, a division of First Citizens Bank.

The branches are located at 473 Carolina Way, Highlands, NC; 498 East Main Street, Sylva, NC; and 30 Hyatt Road, Franklin, NC. As part of the acquisition, Select Bank & Trust Company acquired approximately $185 million in deposits, goodwill of $17.3 million and purchased approximately $103 million in loans.

About Select Bank & Trust Company

Select Bank & Trust has 22 full-service offices in these North Carolina communities: Dunn, Burlington, Charlotte, Clinton, Cornelius (Charlotte area), Elizabeth City, Fayetteville, Franklin, Goldsboro, Greenville, Highlands, Holly Springs (Raleigh area), Leland, Lillington, Lumberton, Morehead City, Raleigh, Sylva, and Wilmington; in the following South Carolina communities: Blacksburg and Rock Hill; and in Virginia Beach, Virginia. Select Bank & Trust also operates three loan production offices in Wilson, Durham and Winston-Salem, North Carolina.

About Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company headquartered in Dunn, North Carolina. The Company primarily conducts operations through its wholly owned subsidiary, Select Bank & Trust Company, a North Carolina-chartered commercial bank that provides a full suite of banking services through its offices in North Carolina, South Carolina, and Virginia. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “SLCT”.

Non-GAAP Financial Measures

Certain financial measures we use to evaluate our performance and discuss in this release and the accompanying tables are identified as being “non-GAAP financial measures.” In accordance with the rules of the Securities and Exchange Commission, or the SEC, we classify a financial measure as being a non-GAAP (generally accepted accounting principles) financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of operations, balance sheet or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both.

The non-GAAP financial measures that we discuss in this release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar, or with names similar, to the non-GAAP financial measures we have discussed in this release when comparing such non-GAAP financial measures.

Tangible book value per share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as shareholders’ equity less goodwill and core deposit intangibles; and (b) tangible book value per share as tangible common equity (as described in clause (a)) divided by shares of common stock outstanding. For tangible book value per share, the most directly comparable financial measure calculated in accordance with GAAP is our book value per share. A reconciliation of tangible book value per share to book value per share is included in the tables that accompany this release.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

Important Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, revenue, and expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to anticipated market share growth, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to: the ongoing COVID-19 pandemic and measures intended to prevent its spread, which include wide disruptions to business activity that may impact the financial strength of our borrowers; our ability to manage growth or achieve it at all; substantial changes in financial markets; our ability to obtain the synergies and expense efficiencies anticipated from our acquisition activity and branch divestures and consolidations; regulatory changes; changes in interest rates, including the impact of such changes on our net interest margin; loss of deposits and loan demand to other savings and financial institutions; adverse economic conditions that impact our borrowers’ ability to pay their debts when due, including the rapid rise in unemployment associated with the COVID-19 pandemic; and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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SELECT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
		(Dollars in thousands)
ASSETS

Cash and due from banks	$24,037	$20,030	$19,110	$20,052	$20,397
Interest-earning deposits in other banks	157,521	35,544	50,920	53,093	100,584
Certificates of deposit	-	-	-	500	500
Federal funds sold	9,726	11,673	9,047	10,728	21,961
Investment securities available for sale, at Fair Value	62,958	64,738	72,367	76,941	83,102
Loans held for sale	3,455	1,606	928	1,714	826
Loans	1,249,999	1,039,514	1,029,975	1,014,928	997,062
Allowance for loan losses	(12,054)	(10,586)	(8,324)	(8,056)	(8,303)
NET LOANS	1,237,945	1,028,928	1,021,651	1,006,872	988,759

Accrued interest receivable	4,400	3,839	4,189	3,902	4,028
Stock in Federal Home Loan Bank of Atlanta, at cost	3,059	3,059	3,045	3,045	3,045
Other non-marketable securities	718	718	719	719	718
Foreclosed real estate	3,561	3,737	3,533	1,442	1,468
Premises and equipment, net	20,893	17,868	17,791	18,150	18,274
Right of use lease asset	8,953	8,414	8,596	8,776	8,953
Bank owned life insurance	30,110	29,950	29,789	29,621	29,451
Goodwill	41,914	24,579	24,579	24,579	24,579
Core deposit intangible ("CDI")	1,856	1,431	1,610	1,803	2,011
Other assets	7,854	7,380	7,202	7,697	8,141
TOTAL ASSETS	$1,618,960	$1,263,494	$1,275,076	$1,269,634	$1,316,797

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$400,098	$250,031	$240,305	$243,889	$252,666
Savings	52,597	41,815	43,128	43,355	46,037
Money market and NOW	495,609	306,051	280,145	283,414	292,629
Time	390,449	384,754	429,260	417,015	438,918
TOTAL DEPOSITS	1,338,753	982,651	992,838	987,673	1,030,250

Short-Term Debt	20,000	20,000	-	-	-
Long-Term Debt	37,372	37,372	57,372	57,372	57,372
Lease Liability	9,243	8,669	8,813	8,951	9,086
Accrued interest payable	457	536	578	596	637
Accrued expenses and other liabilities	1,597	2,181	2,700	2,993	2,607
TOTAL LIABILITIES	1,407,422	1,051,409	1,062,301	1,057,585	1,099,952

Shareholders' Equity
Common stock	17,863	18,056	18,330	18,513	19,262
Additional paid-in-capital	137,559	138,788	140,870	142,878	150,275
Retained Earnings	54,460	53,779	52,675	49,634	46,395
Common stock issued to deferred compensation trust	(2,553)	(2,791)	(2,815)	(2,730)	(2,652)
Directors' Deferred Compensation Plan Rabbi Trust	2,553	2,791	2,815	2,730	2,652
Accumulated other comprehesive income	1,656	1,462	900	1,024	913
TOTAL SHAREHOLDERS' EQUITY	211,538	212,085	212,775	212,049	216,845

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,618,960	$1,263,494	$1,275,076	$1,269,634	$1,316,797

SELECT BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	December 31, 2019	December 31, 2018
			(Dollars in thousands, except for share amounts)
INTEREST INCOME
Loans	$14,086	$13,589	$14,124	$13,924	$13,515	$54,605	$53,796
Federal funds sold and interest-earning deposits in other banks	33	168	258	581	456	1,838	1,618
Investments	381	421	434	503	601	2,003	1,421
TOTAL INTEREST INCOME	14,500	14,178	14,816	15,008	14,572	58,446	56,835

INTEREST EXPENSE
Money market, NOW and savings deposits	648	348	420	433	407	1,616	1,339
Time deposits	1,576	1,931	2,075	2,248	1,985	8,061	6,293
Short-term debt	141	87	6	4	26	62	328
Long-term debt	281	352	447	455	457	1,817	1,490
TOTAL INTEREST EXPENSE	2,646	2,718	2,948	3,140	2,875	11,556	9,450

NET INTEREST INCOME	11,854	11,460	11,868	11,868	11,697	46,890	47,385

PROVISION FOR (RECOVERY OF) LOAN LOSSES	1,933	2,273	302	231	(207)	438	(156)

NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	9,921	9,187	11,566	11,637	11,904	46,452	47,541

NON-INTEREST INCOME
Fees on the sale of mortgages	355	293	148	218	230	753	497
Gain on securities	0	0	0	48	0	48	0
Service charges on deposit accounts	206	338	303	308	284	1,161	1,124
Other fees and income	850	813	995	874	814	3,457	3,080
TOTAL NON-INTEREST INCOME	1,411	1,444	1,446	1,448	1,328	5,419	4,701

NON-INTEREST EXPENSE
Personnel	5,786	5,632	5,152	5,124	5,031	20,278	18,304
Occupancy and equipment	986	931	973	1,073	922	3,695	3,666
Deposit insurance	76	(12)	19	(30)	90	184	628
Professional Fees	451	372	503	518	483	1,886	1,394
CDI amortization	195	179	193	208	205	825	1,016
Merger/acquisition related expenses	709	39	171	128	107	406	1,826
Information systems	972	1,038	974	852	877	3,492	3,372
Foreclosed-related expenses	187	5	109	(9)	10	140	115
Other	1,140	1,063	1,000	1,067	1,086	4,234	4,229
TOTAL NON-INTEREST EXPENSE	10,502	9,247	9,094	8,931	8,811	35,140	34,550

INCOME BEFORE INCOME TAXES	830	1,384	3,918	4,154	4,421	16,731	17,692

INCOME TAXES	149	280	877	915	973	3,696	3,910
NET INCOME	$681	$1,104	$3,041	$3,239	$3,448	$13,035	$13,782
NET INCOME PER COMMON SHARE OUTSTANDING
Basic	$0.04	$0.06	$0.17	$0.17	$0.18	$0.69	$0.87
Diluted	$0.04	$0.06	$0.16	$0.17	$0.18	$0.68	$0.87

WEIGHTED AVERAGE COMMON
Basic Outstanding Shares	18,013,863	18,255,351	18,414,393	19,028,572	19,318,358	19,016,808	15,812,585
Diluted Outstanding Shares	18,030,136	18,287,064	18,460,118	19,073,235	19,359,492	19,063,237	15,877,633

 Select Bancorp, Inc.

Asset quality

	For Periods Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	December 31, 2019	December 31, 2018
		(Dollars in thousands, except for share amounts, unaudited)
Non-accrual loans	$7,979	$7,201	$5,941	$9,083	$10,521	$5,941	$7,257
Accruing TDRs	6,420	5,619	6,207	6,477	6,061	6,207	4,378
Total non-performing loans	14,399	12,820	12,148	15,560	16,582	12,148	11,635
Foreclosed real estate	3,561	3,737	3,533	1,442	1,468	3,533	1,088
Total non-performing assets	$17,960	$16,557	$15,681	$17,002	$18,050	$15,681	$12,723

Accruing loans past due 90 days or more	$1,326	$1,182	$1,231	$2,296	$2,447	$1,231	$3,167
Allowance for loan losses	$12,054	$10,586	$8,324	$8,056	$8,303	$8,324	$8,669

Non-performing loans to period ending loans	1.15%	1.23%	1.18%	1.53%	1.66%	1.18%	1.18%
Non-performing loans & accruing loans past due 90 days or more to period ending loans	1.26%	1.35%	1.30%	1.76%	1.91%	1.30%	1.50%
Allowance for loans to period end loans	0.96%	1.02%	0.81%	0.79%	0.83%	0.81%	0.88%
Allowance for loans to non-performing loans	84%	83%	69%	52%	50%	69%	75%
Allowance for loans to non-performing Assets	67%	64%	53%	47%	46%	53%	68%
Allowance for loans to non-performing Assets and accruing loans past due 90 days or more	63%	60%	49%	42%	41%	49%	55%
Non-performing assets to total assets	1.11%	1.31%	1.23%	1.34%	1.37%	1.23%	1.01%
Non-performing assets to accruing loans past due 90 days or more to total assets	1.19%	1.40%	1.33%	1.52%	1.56%	1.33%	1.26%

SELECT BANCORP, INC.

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands, except per share data, unaudited)

	For the Three Months Ended					For the Twelve Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	December 31, 2019	December 31, 2018
Net interest margin:
Net Interest Margin-tax equivalent (1)	$11,883	$11,489	$11,901	$11,903	$11,740	$47,037	$47,535
Purchased loan accretion and early payoff charges	(620)	(105)	(226)	(210)	(268)	(904)	(3,051)
Net Interest Margin(2) (Non-GAAP)	$11,263	$11,384	$11,675	$11,693	$11,472	$46,133	$44,484

Loans receivable interest income:
Loans receivable interest income	$14,086	$13,589	$14,124	$13,924	$13,515	$54,645	$53,822
Purchased loan accretion and early payoff charges	(620)	(105)	(226)	(210)	(268)	(904)	(3,051)
Loans receivable interest income (Non-GAAP)	$13,466	$13,484	$13,898	$13,714	$13,247	$53,741	$50,771

Acquired and non-acquired loans:
Acquired loans recievable	$213,466	$122,363	$129,595	$141,765	$152,090	$129,595	$186,243
Non-acquired loans recievable	1,036,533	917,151	900,380	873,163	844,972	900,380	799,797
Total gross loans recievable	$1,249,999	$1,039,514	$1,029,975	$1,014,928	$997,062	$1,029,975	$986,040
% Acquired	17.1%	11.8%	12.6%	14.0%	15.3%	12.6%	18.9%

Non-acquired loans	1,036,533	917,151	900,380	873,163	844,972	900,380	799,797
Allowance for loan losses	12,054	10,586	8,324	8,056	8,303	8,324	8,669
Allowance for loan losses to non-acquired loans (Non-GAAP)	1.16%	1.15%	0.92%	0.92%	0.98%	0.92%	1.08%

Total gross loan receivable	1,249,999	1,039,514	1,029,975	1,014,928	997,062	1,029,975	986,040
Allowance for loan losses	12,054	10,586	8,324	8,056	8,303	8,324	8,669
Allowance for loan losses to total gross loans receivable	0.96%	1.02%	0.81%	0.79%	0.83%	0.81%	0.88%

	For Periods Ended
	June 30, 2019	March 31, 2019	December 31, 2019	September 30, 2019	June 30, 2019	December 31, 2019	December 31, 2018
Tangible common equity
Total shareholders' equity	$211,538	$212,085	$212,775	$212,049	$216,845	$212,775	$209,611
Adjustment:
Goodwill	41,914	24,579	24,579	24,579	24,579	24,579	24,579
Core deposit intangibles	1,856	1,431	1,610	1,803	2,011	1,610	2,085
Tangible common equity	$167,768	$186,075	$186,586	$185,667	$190,255	$186,586	$182,947
Common shares outstanding(3)	17,862,554	18,055,692	18,330,058	18,513,078	19,261,989	18,330,058	19,311,505
Book value per common share(4)	$11.84	$11.75	$11.61	$11.45	$11.26	$11.61	$10.85
Tangible book value per common share(5)	$9.39	$10.31	$10.18	$10.03	$9.88	$10.18	$9.47

(1)	Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.
(2)	Net interest margin-core and yield on loans - core excludes the impact of purchase accounting accretion, loan payoff charges and related deferred fees recognized related to early loan repayments.
(3)	Excludes the dilutive effect of common stock issuable upon exercise of stock options.
(4)	We calculate book value per common share as shareholders' equity less preferred stock at the end of the relevant period divided by the outstanding number of shares of our common stock at the end of the relevant period.
(5)	We calculate the tangible book value per common share as total shareholders' equity less goodwill, preferred stock and core deposit intangibles, divided by the number of outstanding shares of our common stock at the end of the relevant period.

Select Bancorp, Inc.
Selected Financial Information and Other Data
($ in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2019	2019	2019	2018	2017
Summary of Operations:
Total interest income	$14,500	$14,178	$14,816	$15,008	$14,572	$58,446	$56,835	$39,617
Total interest expense	2,646	2,718	2,948	3,140	2,875	11,556	9,450	5,106
Net interest income	11,854	11,460	11,868	11,868	11,697	46,890	47,385	34,511
Provision for loan losses	1,933	2,273	302	231	(207)	438	(156)	1,367
Net interest income after provision	9,921	9,187	11,566	11,637	11,904	46,452	47,541	33,144
Noninterest income	1,411	1,444	1,446	1,448	1,328	5,419	4,701	3,072
Merger/acquisition related expenses	709	39	171	128	107	406	1,826	2,166
Noninterest expense	9,793	9,208	8,923	8,803	8,704	34,734	32,724	25,153
Income before income taxes	830	1,384	3,918	4,154	4,421	16,731	17,692	8,897
Provision for income taxes	149	280	877	915	973	3,696	3,910	5,712
Net Income	681	1,104	3,041	3,239	3,448	13,035	13,782	3,185
Dividends on Preferred Stock	-	-	-	-	-	-	-	-
Net income available to common shareholders	$681	$1,104	$3,041	$3,239	$3,448	$13,035	$13,782	$3,185

Share and Per Share Data:
Earnings per share - basic	$0.04	$0.06	$0.17	$0.17	$0.18	$0.69	$0.87	$0.27
Earnings per share - diluted	$0.04	$0.06	$0.16	$0.17	$0.18	$0.68	$0.87	$0.27
Book value per share	$11.84	$11.75	$11.61	$11.45	$11.26	$11.61	$10.85	$9.72
Tangible book value per share(1)	$9.39	$10.31	$10.18	$10.03	$9.88	$10.18	$9.47	$7.72
Ending shares outstanding	17,862,554	18,055,692	18,330,058	18,513,078	19,261,989	18,330,058	19,311,505	14,009,137
Weighted average shares outstanding:
Basic	18,134,607	18,255,351	18,414,393	19,028,572	19,318,358	19,016,808	15,812,585	11,763,050
Diluted	18,157,992	18,287,064	18,460,118	19,073,235	19,359,492	19,063,237	15,877,633	11,826,977

Selected Performance Ratios:
Return on average assets(2)	0.18%	0.35%	0.95%	0.99%	1.10%	1.03%	1.12%	0.35%
Return on average equity(2)	1.28%	2.07%	5.67%	5.93%	6.41%	6.08%	8.51%	2.93%
Net interest margin	3.45%	4.03%	4.05%	3.94%	4.06%	4.04%	4.19%	4.09%
Efficiency ratio (3)	73.83%	71.36%	67.02%	66.11%	66.83%	66.40%	62.83%	66.93%

Period End Balance Sheet Data:
Gross loans	$1,249,999	$1,039,514	$1,029,975	$1,014,928	$997,062	$1,029,975	$986,040	$982,626
Total interest-earning assets	1,222,416	1,137,010	1,167,857	1,153,612	1,148,417	1,167,857	1,119,344	1,063,322
Goodwill	41,914	24,579	24,579	24,579	24,579	24,579	24,579	24,904
Core deposit intangible	1,856	1,431	1,610	1,803	2,011	1,610	2,085	3,101
Total assets	1,618,960	1,263,494	1,275,076	1,269,634	1,316,797	1,275,076	1,258,525	1,194,135
Deposits	1,338,753	982,651	992,838	987,673	1,030,250	992,838	980,427	995,044
Short-term debt	20,000	20,000	-	-	-	-	7,000	28,279
Long-term debt	37,372	37,372	57,372	57,372	57,372	57,372	57,372	19,372
Shareholders' equity	211,538	212,085	212,775	212,049	216,845	212,775	209,611	136,115

Selected Average Balances:
Gross Loans	$1,193,985	$1,020,630	$1,017,750	$1,013,331	$982,876	$1,004,051	$987,634	$732,089
Total interest-earning assets	1,321,172	1,147,631	1,166,758	1,197,266	1,160,387	1,164,149	1,119,344	813,773
Core Deposit Intangible	1,529	1,507	1,680	1,878	1,741	1,812	2,547	640
Total Assets	1,520,278	1,255,943	1,272,475	1,300,137	1,261,972	1,268,728	1,228,576	898,943
Deposits	1,237,343	972,162	989,721	1,013,504	970,011	981,132	989,838	738,310
Short-term debt	20,000	12,747	-	-	6,824	3,414	21,393	34,523
Long-term debt	37,438	44,625	57,372	57,372	57,372	57,372	49,357	14,239
Shareholders' equity	213,796	214,502	212,849	216,556	215,722	214,324	161,953	108,709

Asset Quality Ratios:
Nonperforming loans (4)	$14,399	$12,820	$12,148	$15,560	$16,582	$12,148	$11,635	$6,978
Other real estate owned	3,561	3,737	3,533	1,442	1,468	3,533	1,088	1,258
Allowance for loan losses	12,054	10,586	8,324	8,056	8,303	8,324	8,669	8,835
Nonperforming loans (4) to period-end loans	1.15%	1.23%	1.18%	1.53%	1.66%	1.18%	1.18%	0.71%
Allowance for loan losses to period-end loans	0.96%	1.02%	0.81%	0.79%	0.83%	0.81%	0.88%	0.90%
Delinquency ratio (5)	0.22%	0.43%	0.34%	0.09%	0.12%	0.34%	0.19%	0.48%
Net loan charge-offs (recoveries) to average loans (2)	0.16%	0.00%	0.01%	0.19%	0.00%	0.08%	0.00%	0.13%

(1)	Tangible book value per share (a non GAAP measure) is equal to total shareholders’ equity less goodwill and core deposit intangibles, divided by the number of outstanding shares of our common stock at the end of the relevant period. Please refer to the table above for a reconciliation of this non-GAAP measure.
(2)	Annualized.
(3)	Efficiency ratio is calculated as a non-interest expenses divided by the sum of net interest income and non-interest income.
(4)	Nonperforming loans consist of non-accrural loans and accruing TDR loans.
(5)	Delinquency Ratio includes loans 30-89 days past due and excludes non-accrual loans.